                                                   Registration No. ________
____________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              ____________________

                              CLEVELAND-CLIFFS INC
             (Exact name of registrant as specified in its charter)

    Ohio                                                     34-1464672
(State or other jurisdiction of                              (I.R.S. Employer)
incorporation or organization)                               Identification No.)

                              1100 Superior Avenue
                           Cleveland, Ohio 44114-2589
          (Address of principal executive offices including zip code)


             NORTHSHORE MINING COMPANY AND SILVER BAY POWER COMPANY
                            RETIREMENT SAVINGS PLAN
                            (Full title of the plan)

                             JOHN E. LENHARD, ESQ.
                     Secretary & Assistant General Counsel
                          18th Floor, Diamond Building
                              1100 Superior Avenue
                           Cleveland, Ohio 44114-2589
                    (Name and address of agent for service)

                                 (216) 694-5700
         (Telephone number, including area code, of agent for service)

                             CALCULATION OF REGISTRATION FEE
=========================================================================================
                                         Proposed           Proposed
         Title of                        maximum            maximum
       securities      Amount            offering           aggregate         Amount of
          to be         to be            price per          offering         registration
      registered(1)   registered          share              price               fee
- -----------------------------------------------------------------------------------------
   Common Shares
   par value $1.00
   per share           200,000            $35.0625(2)     $7,012,500.00(2)    $2,418.11
=========================================================================================


  (1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered pursuant to the Northshore Mining Company and Silver Bay Power Company Retirement Savings Plan.

  (2) Pursuant to Rule 457(h) under the Securities Act of 1933, this estimate is made solely for the purpose of calculating the amount of the registration fee and is based on the average of the high and low prices of the Common Shares on the New York Stock Exchange on November 25, 1994.


                                    PART II

                 ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

                                  The following documents heretofore filed by
                 Cleveland-Cliffs Inc (the "Company") and the Northshore Mining Company and Silver Bay Power Company Retirement Savings Plan (the "Plan") with the Securities and Exchange Commission are incorporated herein by reference:

                                  (1) Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1993;

                                  (2)      Quarterly Reports of the Company on
                                           Form 10-Q for the fiscal quarters
                                           ended March 31, 1994, June 30, 1994,
                                           and September 30, 1994;

                                  (3)      Current Report of the Company on
                                           Form 8-K, dated October 13, 1994;

                                  (4)      The description of the Company's
                                           Common Stock, par value $1.00 per
                                           share, contained in the Company's
                                           Registration Statement filed
                                           pursuant to Section 12 of the
                                           Securities Exchange Act of 1934 and
                                           any amendments and reports filed for
                                           the purpose of updating that
                                           description; and

                                  (5)      Rights Agreement dated September 8,
                                           1987, and amended and restated as of
                                           November 19, 1991, between the
                                           Company and Society National Bank
                                           (successor to Ameritrust Company
                                           National Association) (filed as
                                           Exhibit 4.2 to the Company's Current
                                           Report on Form 8-K on November 20,
                                           1991).

                                  All documents that shall be filed by the
                 Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment indicating that all securities offered under the Plan have been sold or deregistering all securities then remaining unsold thereunder shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing thereof.

                 ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                                  Article IV of the Regulations of the Company
                 (the "Regulations") provides as follows:

                                        Section 1. INDEMNIFICATION.  The
                                  Company shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of





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





                          the Company as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise; provided, however, that the Company shall indemnify any such agent (as opposed to any director, officer or employee) of the Company to an extent greater than that required by law only if and to the extent that the Directors may, in their discretion, so determine. The indemnification provided hereby shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, the Articles of Incorporation or any agreement, vote of shareholders or of disinterested Directors or otherwise, both as to action in official capacities and as to action in another capacity while he is a Director, officer, employee or agent, and shall continue as to a person who has ceased to be a Director, trustee, officer, employee or agent, and shall inure to the benefit of heirs, executors and administrators of such a person.

                                Section 2. INSURANCE.  The Company may,
                          to the full extent then permitted by law and authorized by the Directors, purchase and maintain insurance on behalf of any persons described in Section 1 of this Article IV against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability.

                          The indemnification provided by the Regulations
                 shall not be deemed exclusive of any other rights to which any person indemnified may be entitled as a matter of law or otherwise both as to action in his or her official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                          Section 1701.13(E) of the General Corporation
                 Law of the State of Ohio also permits indemnification of directors and officers of an Ohio corporation.

                          The directors and officers of the Company are
                 covered by insurance policies issued by Continental Casualty Company and Federal Insurance Company, which insure the directors and officers of the Company against certain liabilities (excluding fines and penalties imposed by law) that might be incurred by them in such capacities and insure the Company for amounts that may be paid by the Company to indemnify its directors covered by the policies (up to the limits of such policies).

                          The Company has entered into indemnification
                 agreements with its directors that would require the Company, subject to any limitations on the





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





                 maximum permissible indemnification that may exist at law, to indemnify a director for claims that arise from his or her capacity as a director.

                 ITEM 8.  EXHIBITS.

                                  4(a) Amended Articles of Incorporation of the Company (filed as Exhibit 3(a) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1990, and incorporated herein by reference)

                                   (b)     Regulations of the Company (filed as
                                           Exhibit 3(b) to the Company's Annual
                                           Report on Form 10-K for the fiscal
                                           year ended December 31, 1990, and
                                           incorporated herein by reference)

                                   (c)     Rights Agreement dated September 8,
                                           1987, and amended and restated as of
                                           November 19, 1991, between the
                                           Company and Society National Bank
                                           (successor to Ameritrust Company
                                           National Association) (filed as
                                           Exhibit 4.2 to the Company's Current
                                           Report on Form 8-K on November 20,
                                           1991, and incorporated herein by
                                           reference)

                                   (d)     Northshore Mining Company and Silver
                                           Bay Power Company Retirement Savings
                                           Plan, dated October 3, 1994

                                   (e)     T. Rowe Price Trust Company Trust
                                           Agreement, dated October 10, 1994

                                  23       Consent of Independent Auditors

                                  24       Powers of Attorney

                                  UNDERTAKING:

                                        The undersigned registrant will submit
                                  the Plan and any amendments thereto to the Internal Revenue Service and will make all changes required by the Internal Revenue Service in order to qualify the Plan.

                 ITEM 9.  UNDERTAKINGS.

                                  (a)      The undersigned registrant hereby
                                           undertakes:

                                        (1)     To file, during any period in
                 which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED,





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





                 HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                                        (2)     That, for the purpose of
                 determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                        (3)     To remove from registration by
                 means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  (b)      The undersigned registrant hereby
                 undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
                 Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  (c)      Insofar as indemnification for
                 liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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





                                   SIGNATURES

                                  Pursuant to the requirements of the
                 Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 30th day of November, 1994.

                                                 CLEVELAND-CLIFFS INC



                                                 By: /s/ John S. Brinzo
                                                     -------------------------
                                                     John S. Brinzo
                                                     Senior Executive-Finance





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





                          Pursuant to the requirements of the Securities Act of
                 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                          Signatures                        Title                                      Date
                          ----------                        -----                                      ----
                 *M. T. Moore                      Chairman, President, and                      November 30, 1994
                  --------------------------       Chief Executive Officer
                  M. T. Moore                      and Director
                                                   (Principal Executive Officer)

                 *J. S. Brinzo                     Senior Executive-Finance                      November 30, 1994
                  --------------------------       (Principal Financial Officer)
                  J. S. Brinzo

                 *R. Emmet                         Vice President and Controller                 November 30, 1994
                  --------------------------       (Principal Accounting Officer)
                  R. Emmet

                 *R. S. Colman                              Director                             November 30, 1994
                  --------------------------
                  R. S. Colman

                 *J. D. Ireland III                         Director                             November 30, 1994
                  --------------------------
                  J. D. Ireland III

                 *G. F. Joklik                              Director                             November 30, 1994
                  --------------------------
                  G. F. Joklik

                 *E. B. Jones                               Director                             November 30, 1994
                  --------------------------
                  E. B. Jones

                 *L. L. Kanuk                               Director                             November 30, 1994
                  --------------------------
                  L. L. Kanuk

                 *S. B. Oresman                             Director                             November 30, 1994
                  --------------------------
                  S. B. Oresman

                 *A. Schwartz                               Director                             November 30, 1994
                  --------------------------
                  A. Schwartz

                 *S. K. Scovil                              Director                             November 30, 1994
                  --------------------------
                  S. K. Scovil

                 *J. H. Wade                                Director                             November 30, 1994
                  --------------------------
                  J. H. Wade

                 *A. W. Whitehouse                          Director                             November 30, 1994
                  --------------------------
                  A. W. Whitehouse





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





                 * This registration statement has been signed on behalf of the above-named directors and officers of the Company by John E. Lenhard, Secretary of the Company, as attorney-in-fact pursuant to powers of attorney filed with the Securities and Exchange Commission as
                          Exhibit 24 to this registration statement.


                 DATED:  November 30, 1994              By: /s/ John E. Lenhard
                                                            -------------------
                                                            John E. Lenhard,
                                                            Attorney-in-Fact

                          THE PLAN.  Pursuant to the requirements of the
                 Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 30th day of November, 1994.


                                                  NORTHSHORE MINING COMPANY and
                                                  SILVER BAY POWER COMPANY
                                                  RETIREMENT SAVINGS PLAN
                                                  By Northshore Mining Company,
                                                     Plan Administrator



                                                  By: /s/ Cynthia B. Bezik
                                                     ------------------------
                                                     Cynthia B. Bezik
                                                     Treasurer





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





                                 EXHIBIT INDEX


                                                                                   Page Number
                 Exhibit                                                         in Sequentially
                 Number                    Exhibit Description                    Numbered Copy
                 -------                   -------------------                   ---------------
                 4(a)             Amended Articles of Incorporation of the
                                  Company (filed as Exhibit 3(a) to the
                                  Company's Annual Report on Form 10-K for
                                  the fiscal year ended December 31, 1990,
                                  and incorporated herein by reference)              Not Applicable

                 4(b)             Regulations of the Company (filed as
                                  Exhibit 3(b) to the Company's     Annual
                                  Report on Form 10-K for the fiscal year
                                  ended December 31, 1990, and incorporated
                                  herein by reference)                               Not Applicable

                 4(c)             Rights Agreement dated September 8, 1987,
                                  and amended and restated as of November 19,
                                  1991, between the Company and Society National
                                  Bank (successor to Ameritrust Company National
                                  Association) (filed as Exhibit 4.2 to the
                                  Company's Current Report on Form 8-K on
                                  November 20, 1991, and incorporated herein
                                  by reference)                                      Not Applicable

                 4(d)             Northshore Mining Company and Silver Bay
                                  Power Company Retirement Savings Plan, dated
                                  October 3, 1994                                   11

                 4(e)             T. Rowe Price Trust Company Trust Agreement,
                                  dated October 10, 1994                            57

                 23               Consent of independent auditors                   70

                 24               Power of Attorney                                 71





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